UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2011

SABRA HEALTH CARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (888) 393-8248

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

(a) The annual meeting of stockholders (the “Annual Meeting”) of Sabra Health Care REIT, Inc. (the “Company”) was held on June 16, 2011.

(b) At the Annual Meeting, the Company’s stockholders (a) elected the five nominees identified in the table below to the Board of Directors of the Company to serve until the Company’s 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified (“Election of Directors”), (b) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (“Auditor Ratification”), (c) approved, on an advisory basis, the compensation paid to the Company’s executive officers as set forth in the Proxy Statement (“Advisory Compensation Vote”), and (d) indicated their preference, on an advisory basis, that an advisory vote on the compensation of the Company’s executive officers be held every year (“Advisory Frequency Vote”). Set forth below are the final voting tallies for the Annual Meeting:

Election of Directors

	For	Against	Abstain	Broker Non-Votes
Craig A. Barbarosh	21,086,598	221,799	3,581	1,908,032
Robert A. Ettl	21,018,781	289,216	3,981	1,908,032
Michael J. Foster	21,047,417	260,680	3,881	1,908,032
Richard K. Matros	20,685,259	622,738	3,981	1,908,032
Milton J. Walters	21,019,046	289,051	3,881	1,908,032

Auditor Ratification

For	Against	Abstain
23,201,437	7,602	10,971

Advisory Compensation Vote

For	Against	Abstain	Broker Non-Votes
20,835,516	314,863	161,599	1,908,032

Advisory Frequency Vote

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
18,961,543	18,031	2,325,080	7,324	1,908,032

(d) After considering the vote results on the Advisory Frequency Vote, the Board of Directors of the Company has decided that it will include an advisory vote on the compensation paid to the Company’s executive officers in its proxy materials every year until the next required vote on the frequency of future advisory votes on executive compensation, which will occur no later than the Company’s annual meeting of stockholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/s/ Richard K. Matros
Name:	Richard K. Matros
Title:	Chairman, President and Chief Executive Officer

Dated: June 17, 2011